AMENDMENT NO. 1 TO
AMENDMENT NO. 1 TO PRICING SUPPLEMENT               PRICING SUPPLEMENT NO. 95 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                               DATED SEPTEMBER 15, 2004
DATED SEPTEMBER 18, 2003)                                         RULE 424(B)(3)

                                [ABN AMRO LOGO]
                                    $840,000
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ----------------

    10.00% (ANNUALIZED) REVERSE EXCHANGEABLE(SM) SECURITIES DUE JUNE 9, 2005
                     LINKED TO COMMON STOCK OF SUNOCO, INC.

                                    AMENDMENT

     The purpose of this Amendment No. 1 to the accompanying Pricing Supplement No. 95, dated September 3, 2004, is to change the aggregate Principal Amount of the Securities from $2,450,000 to $840,000. Accordingly, this Amendment No. 1 amends the Pricing Supplement as follows:

(1) All references to $2,450,000 in the Pricing Supplement, including (a) on the front cover page (on the top of the front cover and under "Principal Amount"), (b) under "Description of Securities - Principal Amount" on page PS-15, and (c) on the back cover page, are hereby replaced with references to $840,000.

(2) All references to $245,000 in the Pricing Supplement, including (a) on the bottom of the front cover page, (b) in the first paragraph under "Risk Factors - Holdings of the Securities by Our Affiliates and Future Sales" on page PS-9, and (c) in the last paragraph under "Plan of Distribution" on page PS-27, are hereby replaced with references to $84,000.


September 15, 2004